Exhibit 10.10

AMENDMENT NO. 1 TO

YETI HOLDINGS, INC.

AMENDED AND RESTATED NONQUALIFIED STOCK OPTION AGREEMENT

This Amendment No. 1 to the YETI Holdings, Inc. Amended and Restated Nonqualified Stock Option Agreement (this “Amendment No. 1”) is effective as of May 31, 2018 (the “Effective Date”), by and between YETI Holdings, Inc., a Delaware corporation (the “Company”), and Richard J. Shields (“Optionee”).

WHEREAS, on March 31, 2016, the Company and Optionee entered into an Amended and Restated Nonqualified Stock Option Agreement, which was modified pursuant to a letter agreement between the Company and Optionee dated May 19, 2016 (as amended, restated and modified, the “Agreement”); and

WHEREAS, effective as of the close of business on May 31, 2018, Optionee is resigning as an employee of YETI Coolers, LLC, which constitutes a “Voluntary Termination” under the terms of the Agreement, and in connection with such Voluntary Termination Optionee is executing a supplemental release of claims date as of May 31, 2018 (the “Release”).

NOW, THEREFORE, the Company and Optionee hereby agree to amend the Agreement as follows:

I

Section 2(b) of the Agreement is hereby amended in its entirety to read:

“(b) [Intentionally omitted]”

II

Section 2(d) of the Agreement is hereby amended in its entirety to read:

“(d) [Intentionally omitted]”

III

Section 2(e) of the Agreement is hereby amended in its entirety to read:

“(e) [Intentionally omitted]”

IV

Section 2(f) of the Agreement is hereby amended in its entirety to read:

“(f) [Intentionally omitted]”

V

Section 2(g) of the Agreement is hereby amended in its entirety to read:

“(g) [Intentionally omitted]”

VI

Section 5 of the Agreement is hereby amended in its entirety to read:

“5.           Right to Exercise.  As of May 31, 2018, the Option shall be exercisable with respect to all of the Option Shares.  The Option Shares shall remain exercisable in accordance with the terms of this Agreement until terminated as provided herein.  Optionee shall not be entitled to acquire a fraction of one Option Share pursuant to this Option.  Optionee shall be entitled to the privileges of ownership with respect to Option Shares purchased and delivered to Optionee upon the exercise of all or part of this Option.”

VII

Section 8 of the Agreement is hereby amended in its entirety to read:

“8.           Termination of Agreement.  The Agreement and the Option granted hereby shall terminate automatically and without further notice on the earliest of the following dates:

(a)           August 31, 2019;

(b)           The date on which Optionee violates any restrictive covenant agreement between Optionee and the Company or any of its Subsidiaries or Affiliates; or

(c)           Immediately following the consummation of a Change of Control.”

*              *              *

No other provisions of the Agreement are amended, and all other provisions remain in full force and effect.

This Amendment No. 1 will be binding immediately upon its execution, but, notwithstanding any provision of this Amendment No. 1 or any other agreement to the contrary, this Amendment No. 1 will not become effective or operative (and neither the Company nor Optionee will have any obligation hereunder) until the date on which the Release becomes effective and irrevocable.  If Optionee revokes the Release or, for any reason, the Release does not become effective and irrevocable, this Amendment No. 1 will not become effective and all of the terms and provisions of this Amendment No. 1 shall be null and void.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to be executed on its behalf by its duly authorized officer, and Optionee has executed this Amendment No. 1, as of the Effective Date.

YETI HOLDINGS, INC.

By:	/s/Bryan C. Barksdale
Name:	Bryan C. Barksdale
Title:	General Counsel and Secretary

OPTIONEE

/s/ Richard Shields
Name: Richard Shields

[Signature Page to Amendment No. 1 – Shields]